                                                                       EXHIBIT 8

CLINICOM INCORPORATED
4720 WALNUT STREET
BOULDER, CO 80301

       Re:  Proxy Statement of CliniCom Incorporated
            and Prospectus of HBO & Company
            ---------------------------------------------------
Dear Sirs:

    We have acted as counsel to CliniCom Incorporated in connection with the Registration Statement on Form S-4, to which this opinion appears as Exhibit 8 (the "Registration Statement"), which includes the Proxy Statement of CliniCom Incorporated and the Prospectus of HBO & Company. Unless otherwise indicated, any defined terms used herein shall have the same meanings that such terms have in the Proxy Statement/Prospectus. We hereby confirm that, assuming the due receipt of customary representations as referred to under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus, in our opinion the statements attributed to us in the Proxy Statement/Prospectus under the heading "Certain Federal Income Tax Consequences" are accurate in all material respects.

    We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,
                                          DAVIS, GRAHAM & STUBBS, L.L.C.